EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212609 on Form S-8 of our report dated March 8, 2018, relating to the consolidated financial statements of Verso Corporation and subsidiaries, and the effectiveness of Verso Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Verso Corporation for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Dayton, OH
March 8, 2018